UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  October 28, 2014

INDEPENDENT BANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan	0-7818	38-2032782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 West Main Street Ionia, Michigan (Address of principal executive office)	48846 (Zip Code)

Registrant's telephone number,
including area code:
(616) 527-5820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 28, 2014, the Board of Directors of Independent Bank Corporation (the "Company") appointed Matthew J. Missad to the Board of Directors of the Company and its wholly owned subsidiary, Independent Bank.  Mr. Missad is the Chief Executive Officer and a member of the Board of Directors of Universal Forest Products, Inc.  Prior to being appointed to Chief Executive Officer on July 13, 2011, Mr. Missad served for over 15 years as Universal Forest Products' Executive Vice President, General Counsel and Secretary.  Universal Forest Products, Inc. (NASDAQ: UFPI) is a holding company headquartered in Grand Rapids, Michigan.  It provides capital, management and administrative resources to various subsidiaries that supply wood, wood composite and other products to the retail, construction and industrial markets.

In connection with the appointment of Mr. Missad to the Board of Directors, the Board increased the size of the Board from nine members to ten members.  Mr. Missad has not yet been appointed to any committee of the Board of Directors.

Item 9.01	Financial Statement and Exhibits.

99.1	Press Release announcing appointment of Matthew J. Missad to the Board of Directors of Independent Bank Corporation and Independent Bank, issued by the Company on October 28, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

Date: October 28, 2014	/s/ Robert N. Shuster
By: Robert N. Shuster
Its: Executive Vice President and Chief Financial Officer